The following changes to "direktørkontrakt" between Liqtech A/S now LiqTech International A/S CVR: 25121031 (the Company) and Lasse Andreassen (the Executive), from 29th of july 2011, have been agreed, on the 22nd 25 of March 2013.

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The purpose of this change is to assist the new CEO to be introduced to the industry, take advantage of Lasse Andreassens experience to strengthen the management of production and product development

New position and title. The position of the Executive as CEO, (Administrerende direktør) will be terminated March 31st 2013 and changed to COO (chief operating officer) with responsibility for Production and development and/or what will be agreed with the new CEO. Lasse Andreassen will be de-registered by the Company as CEO both in the Company and in the parent company, no later than end of April 2013 and it will be announced no later same date.

Compensation. Will continue unchanged

Termination of employment. Employment of the Executive can only be terminated by the Company regardless of cause by giving the Executive 30 day's written notice, in this case the Company shall pay to the Executive 12 month salary including pension, vacation as stated in the contract, to be paid as a lump sum in full at the termination date.
Termination by the Executive regardless of cause by giving 3 month written notice. In this cases the Company shall pay to the Executive salary in one year including pension, vacation as stated in the contract,

Non-Competition clause in respect of competitive business to the company. The Executive agrees that as long as a compensation of dkk 35.000 per month from termination date, is paid, the Executive shall not engage or participate, directly or indirectly, as principal, agent, executive, director, proprietor, joint venturer, trustee, employee, employer, consultant, partner or in any other capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, or provide any services of any nature whatsoever to or in respect of any business that is competitive with the business conducted by the Company.

These changes will be governed by Danish law as the contract.

Lasse Andreassen

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LiqTech International A/S
Søren Degn

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Lasse Andreassen

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LiqTech International inc
Aldo Petersen

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John Nemelka

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Paul Burgon

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